Exhibit 99.1

HEARTLAND EXPRESS TO ACQUIRE CONTRACT FREIGHTERS TRUCKLOAD BUSINESS FOR $525 MILLION

NORTH LIBERTY, IA – August 22, 2022 – Heartland Express, Inc. (NASDAQ: HTLD) (“Heartland”) announced today that it will acquire the Contract Freighters non-dedicated U.S. dry van and temperature-controlled truckload business and CFI Logistica operations in Mexico (“CFI”) from TFI International, Inc. (NYSE: TFII) (“TFI”), for a cash enterprise value of $525 million, subject to certain adjustments. The term CFI does not include the CFI Dedicated or CFI Logistics U.S. brokerage operations (“TFI Retained Operations”), which are not part of the transaction.

Highlights

•Acquisition will be Heartland Express’ largest, adding CFI’s storied brand, talented team, and cross-border expertise; CFI to continue under its existing brand, management, and terminal locations

•Company will be the 8th largest truckload fleet and 3rd largest irregular route, asset-based truckload carrier in the U.S., with estimated annual pro forma total revenue of approximately $1.3 billion and estimated annual operating cash flow of approximately $260.0 million, as well as estimated pro forma total assets nearing $2.0 billion as of June 30, 2022(1)

•Operating plan anticipates consolidated adjusted operating ratio(2) of 85% or better within three years and repayment of all indebtedness within four years after closing

•Transaction is expected to be immediately accretive to earnings excluding transaction costs

•Transaction value anticipated to be funded with existing cash and borrowing under new $550 million revolving and term loan agreement

Heartland Comments

Michael Gerdin, Chairman, President, and CEO of Heartland Express, commented: “We are thrilled to welcome CFI to the Heartland Express family of companies, where it will continue to operate from Joplin under its own brand and current leadership team. CFI has exactly what we look for as we expand – significant scale, a respected and recognizable brand, capable management, safe and experienced drivers, a strong asset base, and a complementary terminal network. CFI’s strengths in the north-south midwestern corridor will add to our driver and customer capability, and their cross-border expertise will help us capitalize on the expected long-term freight volume benefits of nearshoring activity by manufacturers. At the same time, we can offer the CFI people a home that is entirely focused on their core – high-service, irregular route, asset-based truckload freight transportation. Over time, we expect to gain meaningful synergies and operate our consolidated business on a larger scale at our historical margins.”

TFI Comments

Alain Bédard, Chairman, CEO, and President of TFI, said: “This transaction is a true “win-win-win” for TFI, for CFI, and for Heartland Express. CFI is a great company, but the U.S. irregular route truckload business has become a small part of our portfolio. CFI’s people have been a small part of big companies for the past 15 years, and we wanted to find them a permanent home with a leader in the asset-based truckload industry to show what they can accomplish. Heartland Express is a truckload industry leader, and they respect and support CFI’s brand, leadership, and drivers. Mike Gerdin and I were able to quickly see the benefits to all parties and come to fair terms. We could not have found a better match culturally and financially for this transaction, which will afford CFI the opportunity to flourish and allow us to redeploy capital and focus our U.S. based efforts on LTL, asset-light logistics, and specialized truckload units. We expect a smooth path to closing and wish our colleagues at CFI and Heartland Express only the best.”

About CFI

Headquartered in Joplin, Missouri, CFI provides dry van and temperature-controlled truckload services to major customers throughout the U.S. and into Mexico and Canada. CFI was a pioneer in the cross-border Mexican logistics arena and remains one of the sector’s largest and most respected supply chain partners, with operations at five major entry points from California through Texas. CFI Logistica provides asset-light truckload and less-than-truckload services in Mexico, in particular serving as a distribution partner for several large U.S. LTL companies.
CFI owns its headquarters which covers approximately 200 acres in Joplin, along with strategically located facilities in Laredo, TX, West Memphis, AR, Taylor, MI, Sanford, FL, and Nuevo Laredo, Tamaulipas, Mexico. These six locations will be acquired by Heartland and bring the total to 30 owned terminals across the U.S. and Mexico.
Approximately 2,100 tractors and 8,000 dry van and temperature-controlled trailers. All tractors and trailers are owned except 93 tractors and 136 trailers. In addition, CFI contracts with approximately 250 independent contractors who provide their own tractors.

About the Transaction

The enterprise value of the transaction is $525 million calculated on a cash-free, debt-free basis and subject to certain adjustments. Under the purchase agreement, Heartland Express will acquire 100% of the equity of Transportation Resources, Inc., the parent of Contract Freighters, Inc. and the Mexican entities comprising CFI Logistica. The purchase agreement contains customary terms and conditions, including regulatory approval, as well as purchase price adjustments for net working capital and retention by TFI of liability for all of CFI’s pre-closing auto and workers’ compensation claims. The transaction is expected to close in the third quarter of 2022 and be immediately accretive to earnings per share.
For the twelve months ended June 30, 2022, CFI generated approximately $575 million in total revenue. Heartland Express estimates the enterprise value approximates 5x run rate adjusted EBITDA.(2) The referenced period includes seven months of operations of the former D&D Sexton, certain costs associated with supporting the administrative functions of the TFI Retained Operations that will be phased out over time, the integration and subsequent exit of certain the TFI Retained Operations, and significant gains from selling excess equipment. Accordingly, this estimate is preliminary and subject to the completion of the carve-out audit of CFI’s historical operations, the completion of purchase accounting adjustments, the wind-down and replacement of transition services, and other factors. Actual results following a closing are likely to differ from this preliminary estimate.

Operating Plan and Synergies

Mr. Gerdin commented, “CFI will continue to operate from Joplin under its current leadership team and famous brand. Our first goal is to minimize changes experienced by drivers and customers. Next, we will work with CFI’s management to optimize the consolidated freight networks across Heartland Express, Millis Transfer, Smith Transport, and CFI, as well as enhance driver recruiting and retention, realize purchasing economies, and reduce overhead per truck. We believe CFI’s drivers will benefit from our extensive owned terminal network, in which we have invested millions of dollars to improve our drivers’ experience. As with every acquisition, our plan is to capitalize on each other’s strengths and improve consolidated profitability. Our goal is for our consolidated adjusted operating ratio(2) to be 85.0% or below within three years after the closing.”

Pro Forma Heartland Express

The acquisition of CFI, together with the recent Smith Transport acquisition, will make the consolidated Heartland Express group the 8th largest truckload fleet in the U.S. and 3rd largest based on irregular route, asset-based truckload carrier in the U.S. Pro forma expectations(1) include the following:

•Estimated annual total revenue of approximately $1.3 billion and estimated annual operating cash flow of approximately $260.0 million, as well as estimated total assets nearing $2.0 billion as of June 30, 2022.

•Approximately 5,550 tractors (including approximately 250 independent contractors) with an average age of approximately 2.0 years and approximately 17,800 trailers with an average age of approximately 5.6 years, substantially all owned.

•30 owned facilities, strategically located near almost every major population and freight center in the U.S., with significant opportunities to reduce leased facilities and improve the driver experience.

•Diversified freight basket with over 95% contracted capacity and no single customer expected to be greater than 8% of revenue.

Financing

The transaction and related expenses will be funded using a combination of balance sheet cash and borrowing under a new $550 million credit agreement to be entered into at closing of the transaction. The credit agreement is expected to include a $100 million revolving credit availability and up to $450 million in term loans. The credit facility will be unsecured, mature in five years, and contain customary terms and conditions, including financial covenants. Heartland has received commitments to fund the facility from a consortium of lenders, including joint bookrunners JPMorgan Chase Bank, N.A. and Wells Fargo Bank, N.A. Immediately after the closing, Heartland expects to have a net leverage ratio of approximately 1.25x and approximately $160 million of cash and available borrowing under the credit facility.(3)

Investor Conference Call Information

Heartland will hold a conference call today at 10:00 AM CDT, to discuss the transaction. Interested participants and investors are encouraged to dial in at least 5 minutes early to ensure on-time admittance to the call. The dial in details are as follows:

Participant US Local / Intl 1: +1 (929) 272-1574
Participant US Local / Intl 2: +1 (857) 999-3259
Participant US Toll Free: +1 (800) 528-1066
Conference ID: 5699

Additionally, presentation materials will be available on Deal Roadshow as follows:

URL: https://dealroadshow.com
Entry Code: HTLD2022
Direct Link: https://dealroadshow.com/e/HTLD2022

Advisors

Scudder Law Firm, P.C., L.L.O. serves as transaction and legal advisor to Heartland.

About Heartland

Heartland Express, Inc. is an irregular route truckload carrier based in North Liberty, Iowa, serving customers with shipping lanes throughout the United States through its brands Heartland Express, Millis Transfer, Smith Transport, and after closing,

CFI. Heartland focuses on medium to short haul regional freight, offering shippers industry-leading on-time service so they can achieve their strategic goals. Since its initial public offering in 1986, Heartland has grown from approximately $20 million in revenue to one of North America’s largest, most profitable, and best capitalized truckload carriers. Heartland has been recognized 18 times by Forbes Magazine as one of the Top 200 Best Small Companies in America, as well as being ranked by Logistics Management Magazine 18 out of the last 20 years as one of the Best Truckload Carriers in America. Heartland was also recognized as one of America’s Most Trustworthy Companies by Newsweek in 2022. More information about Heartland can be found on the company website at www.heartlandexpress.com.

Notes

(1)    Pro forma expectations include a full year of CFI and affiliates, as well as Smith Transport and affiliates acquired on May 31, 2022. CFI’s financial results are accounted for under International Financial Reporting Standards (IFRS), consistent with TFI’s status as a foreign private issuer. Heartland expects to file carve-out audited annual and unaudited interim financial statements of CFI prepared in accordance with U.S. GAAP, and associated pro forma financial information, in the fourth quarter of 2022.

(2)    The terms "adjusted operating ratio" and "adjusted EBITDA," as we define them, are not presented in accordance with GAAP. Our calculation (i) adds back the after-tax impact of intangible asset amortization, (ii) adds or subtracts certain other infrequent or unusual items, which may include, for example, gains or losses associated with the disposition of certain asset and certain transaction-related expenses, and which may vary over time, and (iii) calculates adjusted operating ratio as adjusted operating expenses less fuel surcharge revenue as a percentage of total revenue less fuel surcharge revenue. EBITDA is defined for this purpose as net income (loss) before interest, income taxes, depreciation, and amortization. These financial measures supplement our GAAP results in evaluating certain aspects of our business, including the transaction. We believe that using these measures improves comparability because they remove the impact of items that, in our opinion, do not reflect core operating performance. We believe our presentation of these non-GAAP financial measures is useful because it provides investors and securities analysts the same information that we expect to use internally for purposes of assessing the transaction and our core operating performance. Adjusted operating ratio and adjusted EBITDA are not substitutes for their comparable GAAP financial measures, such as EPS, net income, or other measures prescribed by GAAP. There are limitations to using non-GAAP financial measures. Although we believe that they improve comparability in analyzing performance, they could limit comparability to other companies in our industry if those companies define these measures differently. Because of these limitations, our non-GAAP financial measures should not be considered measures of income or discretionary cash available to us to invest in the growth of our business. Management compensates for these limitations by primarily relying on GAAP results and using non-GAAP financial measures on a supplemental basis. We cannot estimate on a forward-looking basis, the impact of certain income and expense items on run rate adjusted operating ratio or run rate adjusted EBITDA, because these items, which could be significant, may be infrequent, are difficult to predict, and may be highly variable. As a result, we do not provide a corresponding GAAP measure for, or reconciliation to, our estimate of these measures.

(3)    Net leverage ratio is defined as the following, calculated with respect to Heartland and its subsidiaries on a consolidated basis: (a) total indebtedness minus up to $50 million of unrestricted cash, to (b) EBITDA for the most recently completed four consecutive fiscal quarters. For purposes of this ratio, “EBITDA” means net income, plus (a) interest expense, tax expense, depreciation and amortization, certain other noncash charges, expenses associated with the transaction described in this press release, and the projected amount of “run rate” cost and expense reductions related to such transaction, minus (b) certain non-cash gains.

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements generally may be identified by words such as “anticipates,” “believes,” “estimates,” “plans,” “projects,” “expects,” “hopes,” “intends,” “will,” “would,” “can,” “could,” “may,” and terms and phrases of similar substance. In this press release, forward-looking statements cover matters such as expected closing dates, expected earnings accretion, estimated historical and pro forma financial information, estimated adjusted operating ratios and debt repayment, and predictions concerning other financial measures, synergies, operating plans, and future operations. Forward-looking statements are based upon the current beliefs and expectations of Heartland’s management and are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, which could cause future events and actual results to differ materially from those set forth in, contemplated by, or underlying the forward-looking statements. Accordingly, actual results may differ from those set forth in the forward-looking statements. Readers should review and consider the factors that may affect future results and other disclosures by Heartland in its press releases, stockholder reports, Annual Report on Form 10-K, and other filings with the Securities and Exchange Commission. Heartland disclaims any obligation to update or revise any forward-looking statements to reflect actual results or changes in the factors affecting the forward-looking information.

Contact: Michael Gerdin, Chief Executive Officer, or Chris Strain, Chief Financial Officer – (319) 645-7060